Exhibit 10.9

Form of Non-Qualified Stock Option Agreement

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

Non-Qualified Stock Option

Granted by

LINKBANCORP, INC.

under the

LINKBANCORP

2019 EQUITY INCENTIVE PLAN

This stock option award agreement (the “Agreement”) is and will be subject in every respect to the provisions of the 2019 Equity Incentive Plan (as it may be amended from time to time, the “Plan”) of LINKBANCORP, Inc. (the “Company”), which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. A copy of the Plan has been provided or made available to each person granted a stock option pursuant to the Plan. The holder (the “Participant”) of this stock option to purchase shares of the Company’s common stock (the “Option”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Compensation Committee of the Board of Directors of the Company (“Committee”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant:

2.	Date of Grant: , 20

3.	Total number of shares of Company common stock, $0.01 par value per share, that may be acquired pursuant to this Option:

(subject to adjustment pursuant to Section 10 below)

•	This Option shall be treated as a Non-Qualified Option.

4.	Exercise price per share: $

(subject to adjustment pursuant to Section 10 below)

5.	Expiration Date of Option: , 20 .

6.

Vesting Schedule. Except as otherwise provided in this Agreement, provided that the Participant remains in Service through the applicable vesting date, this Option first becomes exercisable, subject to the Option’s expiration date, in accordance with the vesting schedule specified herein.

Date	Vested portion of award
. 20%
. 20%
. 20%
. 20%
. 20%

This Option may not be exercised at any time on or after the Option’s expiration date. Vesting will automatically accelerate pursuant to Section 2.6 and 4.1 of the Plan (in the event of death or Disability or a Change in Control).

7.	Exercise Procedure.

7.1

Delivery of Notice of Exercise of Option. This Option will be exercised in whole or in part by the Participant’s delivery to the Company of written notice (the “Notice of Exercise of Option” attached hereto as Exhibit A) setting forth the number of shares with respect to which this Option is to be exercised, together with payment of the exercise price and any required tax withholding by cash or other means acceptable to the Committee, including:

•	Cash or personal, certified or cashier’s check in full/partial payment of the exercise price.

•	Stock of the Company in full/partial payment of the exercise price.

•	By a net settlement of the Option, using a portion of the shares obtained on exercise in payment of the exercise price of the Option (and, if applicable, any minimum required tax withholding).

•	By selling shares from my Option shares through a broker in full/partial payment of the exercise price.

In order to exercise the Option, please deliver the Notice of Exercise and payment (if applicable) to the Company at the following address:

LINKBANCORP, Inc.

Human Resources Department

3045 Market Street

Camp Hill, PA 17011

8.	Delivery of Shares.

8.1

Delivery of Shares. Delivery of shares of Common Stock upon the exercise of this Option will comply with all applicable laws (including the requirements of the Securities Act) and the applicable requirements of any securities exchange or similar entity.

9.	Change in Control.

9.1

In the event of a Change in Control, all Options held by the Participant, whether or not exercisable at such time, will become fully exercisable, subject to the expiration provisions otherwise applicable to the Option.

9.2	A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

10.	Adjustment Provisions.

This Option, including the number of shares subject to the Option and the exercise price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of Section 3.4 of the Plan.

11.	Termination of Option and Accelerated Vesting.

This Option will terminate upon the expiration date, or earlier as set forth in the following provisions:

(i)

Death. This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s death. This Option may thereafter be exercised by the Participant’s legal representative or beneficiaries for a period of one (1) year from the date of death, subject to termination on the expiration date of this Option, if earlier.

(ii)

Disability. This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s Disability. This Option may thereafter be exercised for a period of one (1) year from the date of such Termination of Service by reason of Disability, subject to termination on the Option’s expiration date, if earlier.

(iii)

Retirement. Vested Options may be exercised for a period of one (1) year from the date of Termination of Service by reason of Retirement, subject to termination on the Option’s expiration date, if earlier (and, for purposes of clarity, non-vested Options will be forfeited on the date of Termination of Service by reason of Retirement). “Retirement” shall have the meaning set forth in Section 8.1(w) of the Plan.

(iv)

Termination for Cause. If the Participant’s Service has been terminated for Cause, all Options (vested and unvested) that have not been exercised will expire and be forfeited as of such Termination of Service.

(v)

Other Termination. If the Participant’s Service terminates for any reason other than due to death, Disability, Retirement or for Cause, this Option may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three months following termination, subject to termination on the Option’s expiration date, if earlier. Non-vested Options will be forfeited on the date of such Termination of Service.

12.	Miscellaneous.

12.1	No Option will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

12.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

12.3

Non-Qualified Options granted under the Plan are not transferable except, in the discretion of the Committee, to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, provided, that such transfers are not made for consideration to the Participant.

12.4

This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflict of laws, except as superseded by applicable federal law.

12.5

This Agreement is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Participant agrees that he will not exercise the Option granted hereby nor will the Company be obligated to issue any shares of stock hereunder if the exercise thereof or the issuance of such shares, as the case may be, would constitute a violation by the Participant or the Company of any such law, regulation or order or any provision thereof.

12.6	The granting of this Option does not confer upon the Participant any right to be retained in the service of the Company or any subsidiary.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Option set forth above.

LINKBANCORP, INC.

By:
Its:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the 2019 Equity Incentive Plan. The undersigned hereby acknowledges receipt of a copy of the Company’s 2019 Equity Incentive Plan.

PARTICIPANT

EXHIBIT A

NOTICE OF EXERCISE OF OPTION

I hereby exercise the stock option (the “Option”) granted to me by LINKBANCORP, Inc. (the “Company”) or its affiliate, subject to all the terms and provisions set forth in the Stock Option Award Agreement, dated as of                      (the “Agreement”) and the LINKBANCORP 2019 Equity Incentive Plan (as it may be amended from time to time, the “Plan”) referred to therein, and notify you of my desire to purchase                      shares of common stock of the Company (“Common Stock”) for an exercise price of $         per share.

I elect to pay the exercise price by:

Cash or personal, certified or cashier’s check in the sum of $ , in full/partial payment of the exercise price.

Stock of the Company with a fair market value of $ in full/partial payment of the exercise price.*

A net settlement of the Option, using a portion of the shares obtained on exercise in payment of the exercise price of the Option (and, if applicable, any minimum required tax withholding).

Selling shares from my Option shares through a broker in full/partial payment of the exercise price.

I understand that after this exercise,                 shares of Common Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plan.

I hereby represent that it is my intention to acquire these shares for the following purpose:

investment

resale or distribution

Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933) the shares you acquire through this Option exercise, the Company or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act of 1933 prior to your exercise of such Option.

Date: , .

Participant’s signature

*

If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares. If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having exchanged. If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged. I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise. In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.